CONSULTING AGREEMENT

THIS AGREEMENT made as of the 25th day of February , 2015 (the “EFFECTIVE DATE”).

BETWEEN

Mr. Sergi Vargas Vila
the “Consultant”)
OF THE FIRST PART

-and-

Bluesence Innovation Group, S.L. a Spanish private corporation wholly owned by ZD Ventures Corp., a Nevada Public Corporation
(hereinafter referred to as the “CORPORATION”)
OF THE SECOND PART

WHEREAS the Consultant has certain considerable expertise in the field of   management consultancy  and corporate operations;

AND WHEREAS the Corporation is engaged the commercialization of software and the provision of services related to IT consulting, among others (the “CORPORATION’S BUSINESS”);

AND WHEREAS the Corporation desires to obtain and apply the expertise of the Consultant to the Corporation’s Business:

THIS AGREEMENT WITNESSES as follows:

1.
CONSULTING SERVICES – The Corporation hereby retains the services of the Consultant, on an exclusive basis, and the Consultant hereby agrees to provide consulting services to the Corporation described in this Agreement.

2.
SCOPE OF SERVICES – The Consultant shall represent himself as the Corporation’s CEO  and will  provide services usually provided by a Chief Executive Officer. He shall be located at the Corporation’s office in Barcelona, Spain   and will report to the Chairman and the Board of Directors  of the Corporation.

3.
QUALIFICATIONS – The Consultant represents that he has all the necessary knowledge, experience, abilities and  qualifications to effectively perform the Services.  The Consultant represents that he shall provide the services in such manner as to permit the Corporation to have full benefit of his knowledge, experience, abilities, qualifications and contacts and that he shall provide the services in strict compliance with all applicable laws and regulations.

4.	TERM OF AGREEMENT –The Agreement shall commence on the Effective Date and shall remain in force for five years subject to Section 10 of this Agreement.

5.	COMPENSATION –

Cash compensation

The Consultant shall be paid a fee of € 3,125 per month in arrears, which will be paid without deductions (the Consultant will be responsible for any and all taxes and social security payments and may make his own arrangements for benefits such as short term or long term disability coverage and for insurance for accidents or injuries that might occure during the course of performing the services hereunder).  The Consultant shall render an invoice for the fee owing at the end of a month which will be accompanied by a summary work report  duly approved by the Chairman. The Corporation shall pay the amount of such invoice within 5 business days of receipt.

Joining bunus

The Consultant shall be entitled to a joining bonus of € 10,000 upon signing of this consulting agreement.

Shares compensation
,
The Consultant shall be entitled to receive 200,000 common shares of ZD Ventures Corp ( the Parent company), as per Attachment B  forming part of this consulting agreement.

Earn-out  bonus

The Conmsultant will be entitled to the earn-out bonus in the form of  800,000  common shares of the Parent company  to be disbursed as described in Attachment C forming part of this consulting agreement, provided he completes his five-year term as per this consulting agreement

Options

The Consultant  will be eligible for an incentive stock option plan, by means of which he will be entitled to receive options to acquire up to forty thousand (40,000) common Shares of the Parent company  over five (5) years, resulting thus in the possibility to receive up to two hundred thousand (200,000) ZD Ventures’ Shares (“ZD Ventures’ Option Plan”).

Notwithstanding the foregoing, the ZD Ventures’ Option Plan, including the terms – exercise price, maturity date etc. -  shall be subject to the approval of the board of directors of the Parent company, as well as restricted and subject to the approval of the United States Securities Exchange Commission (SEC) and any other applicable regulatory guidelines

Consultant leaving or is dismissed prior to the expiry of the five-year term

In case the Consultant leaves the Corporation or, otherwise, he is dismissed or fired for any reason, the balance of any unexercised options, earn-out bonus not yet earned and any other benefit  will be canceled with immediate effect.

6.
REIMBURSEMENT OF EXPENSES – The Consultant shall be entitled to full reimbursement of expenses incurred in connection with the affairs of the  Corporation including but not limited to third party consultancies, as approved by the Chairman. The reimbursement request will be duly supported by appropriate documents, receipts etc.

7.	CONFIDENTIALITY

During the course of the Consulting Agreement,  the Consultant will have access to and become aware of information which is confidential to the Corporation.  The Consultant undertakes to sign a Confidentiality and Non-Disclosure agreement included in Attchment A.

8.
CONSULTANT NOT AN EMPLOYEE – The parties acknowledge and agree that the Consultant shall provide the Services to the Corporation as an independent contractor and not as an employee of the Corporation and that an employer – employee relationship is not created by this Consulting Agreement  As the Consultant is not an employee of the Corporation, he shall not be entitled to receive from the Corporation any benefits whatsoever and the Corporation shall not be required to make contributions for unemployment insurance, to a pension, workers compensation and other similar levies in respect of any fee for services to be paid to the Consultant pursuant to this Agreement.

9.
NO DEROGATORY REMARKS – The Consultant agrees with the Corporation that from and after the Effective Date he and the Corporation shall not make any derogatory remarks regarding the Corporation and the Consultant, respectively, and that the Consultant will not take any act as a result of which the relations between the Corporation and its suppliers, customers, employees or others may be impaired or which act may otherwise be detrimental to the business of the Corporation as the same is now or may hereafter be carried on by the Corporation.  The Corporation shall be affixed with the same policy as the Consultant in this regard.

10
USE OF CONSULTANT’S WORK – Notwithstanding any other provisions of this Agreement, the Corporation shall not be bound to act or otherwise utilize the Consultant’s advice or materials produced by the Consultant in the performance of the Services.

11.	TERMINATION –

(1)	This agreement may be terminated by the Corporation, at their sole discretion, for any reason, at any time during the term of the Agreement, with 90 days prior written notice.
(2)
The Corporation or the consultant may immediately terminate this Agreement in the event that the other party is in breach of any of the terms or conditions of the Agreement applicable to that other party.

(3
This Agreement shall be terminated automatically and with immediate effect if at any time either the Corporation or the Consultant becomes insolvent or voluntarily or involuntarily bankrupt, or makes an assignment for the benefit of either party’s creditors or the Consultant dies or in way incapacitated from performing the required services.

11.
INDEMNIFICATION – The Corporation hereby agrees to indemnify the Consultant and save him harmless from and against any and all losses, expenses, liabilities, claims (including fines, penalties and interest thereon), costs (including legal costs on a solicitor – client basis) and damages for or by reason of or in any way arising out of the Consultant’s compliance with the terms of this Agreement.

12.
AMENDMENTS AND WAIVERS – No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto.  No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

13.
ASSIGNMENT – The Consultant shall not assign, transfer, sub-contract or pledge this Agreement or any rights or the performance of any obligation arising under this Agreement, without the prior written consent of the Corporation.

14.
STATEMENT OF NON-OBLIGATION - The Consultant hereby confirms that he is not a party to any agreement or under any other obligation to a person or entity which would prevent him from performing the services described herein. or which would prevent, limit or impair his performance of any of the covenants herein or any duties to the Corporation. The Consultant agrees to indemnify and hold the Corporation harmless from any claim, loss, damage, cost or liability which may be asserted on account of the Corporation's engagement of the Consultant hereunder. The Consultant understands that the Corporation does not want him to disclose to it any Confidential Information which the Consultant may have obtained from a former employer, although the Consultant is free to use his general knowledge and past experience gained from any such former employer.

15. SURVIVAL – Without limitation, the parties acknowledge that Sections 6, 8 and 14 shall survive the termination of this Agreement.

16.
SEVERABILITY – If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

19
FURTHER ASSURANCES – Each party hereto agrees from time to time, subsequent to the date hereof, to execute and deliver or cause to be executed and delivered to the other of them such instruments or further assurances as may, in the reasonable opinion of the other of them, be necessary or desirable to give effect to the provisions of this Agreement.

20.
GOVERNING LAW – This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the courts in Bacelona, Spain as applicable therein (but without giving effect to any conflict of laws rules).  The parties hereto may agree to a different jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement.  Each party hereto does hereby attorn to the jurisdiction of the Barcelona courts or any other Jurisdiction as may be mutually agreed to by the parties hereto..

21	NOTIFICATION - Any notice required to be given hereunder shall be deemed to have been properly given if delivered personally or sent by pre-paid registered mail, fax, email as follows:

(a)	To the Consultant:
Email:   svargas@bluesence.es
Address: Sergi Vargas Vila
C/O Sardenya 68-72,  Barcelona, Spain

(c )   To the Corporation

ZD Ventures Corporation
47 Avenue Road, Suite 200
Toronto, ON M5R 2G3
Canada

Either party may change its address for notice at any time, by giving notice to the other party pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED                                                                      )
)
)           by:_sd: Sergi Vargas Vila
The Consultant
Sergi Vargas Vila

)           by:_sd: Terence Robinson
)           Terence Robinson, Chairman
                              Bluesence Innovation Group, S.L.

ATTCHMENT A -    FORMING PART OF THE CONSULTING AGREEMENT WITH SERGI VARGAS VILA

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT
(THE "AGREEMENT")

Bluesense Innovation Group S.L. is a Barcelona private  corporation duly organized under law and having a usual place of business in Barcelona (Bluesence),   and is willing and agree to disclose to the Consultant certain confidential, non-public information concerning Bluesence’s  proprietary products, technology, business plans, financials, capitalization, facilities, business records data and any other proprietary, non-public information prepared by or for Bluesence. (the "Confidential Information"). All material that is written, in hard media, digital or other format shall automatically be considered as Confidential Information.  If the information is disclosed orally, then it shall be deemed to be Confidential Information if the disclosure is reduced to writing, marked “CONFIDENTIAL” and delivered to the Recipient within thirty (30) days of the date of disclosure.

           The term "Consultant" includes his legal representatives, affiliates, employees, agents, servants, advisors, attorneys, accountants and consultants (hereinafter sometimes referred to as the "Representatives"), all of whom agree to be bound by the terms and conditions of this Agreement.

The Consultant understands that Bluesence has disclosed or intends to disclose Confidential Information to him during the performance of his services.  The Consultant agrees that he will not use Confidential Information received from Bluesence, for his personal purpose.  In that context, the Consultant understands and agrees that he will not, for himself or in conjunction with others, directly or indirectly, replicate the Confidential Information, or otherwise work with or manipulate the Confidential Information in an effort to understand the Bluesence’s proprietary technology or learn information not explicitly stated in the Confidential Information.

The Consultant shall be liable for any and all direct and indirect damages, costs and expenses resulting from any violation of the above paragraph including, without limitation, reasonable attorneys’ fees and disbursements, consequential damages and lost profits.

The Consultant hereby agrees that the Confidential Information received from Bluesence, will be kept strictly confidential and will be used solely for the purpose stated in this Agreement and will not be disclosed, distributed or disseminated to any person, firm or entity without the prior written consent of Bluesence.

The Consultant agrees to notify Bluesence immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement and will cooperate with Bluesence in every reasonable way to help Bluesence regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

The restraint on confidentiality provided herein shall not apply to any Confidential Information which:

a)	Is or subsequently becomes part of the public domain through no fault of the Consultant; or

b)	Was known by the Consultant at the time of disclosure and such prior knowledge can be demonstrated by the Consultant through contemporaneous written records.

c)	Was acquired by the Consultant from a third party entitled to disclose the information.

d)	Was developed by the Consultant independently as evidenced by his contemporaneous written documentation.

e)	Is required by law to be disclosed, after notice to Bluesence or the Consultant and an opportunity for Bluesence or the Consultant to seek injunctive relief and/or an appropriate Protective Order.

The Consultant may disclose Bluesence’s Confidential Information in response to a valid order of a court or other government body or as required by law, but only that portion of such Confidential Information which is legally required to be disclosed; provided, however, that the Consultant advises Bluesence as far in advance of the need for such disclosure as practicable.  Upon Bluesence’s request, The Consultant will use reasonable efforts to assist Discloser to obtain assurances that confidential treatment will be accorded to the Confidential Information.  The Consultant shall give Discloser written notice of any Confidential Information so disclosed.

Notwithstanding the foregoing, any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Consultant unless the combination itself and principle of operation are published or available to the general public or are in the rightful possession of the Consultant.

All Confidential Information, whether created by Bluesence or the Consultant, shall remain the property of Bluesence, and no other rights to such Discloser’s Confidential Information is granted or implied hereby.  All Confidential Information is being delivered “AS IS” without any representations or warranties, and none are intended or implied.

It is agreed and understood that all documents and other materials which embody the Confidential Information will be returned to Bluesence immediately upon request, and no copies, extracts or other reproductions shall be retained by the Consultant, except that one copy may be retained by the Consultant’s legal counsel to ascertain compliance with this Agreement.

Bluesence and the Consultant agree that money damages will not be a sufficient remedy for any breach of this Agreement, and the Bluesence, shall be entitled, in addition to money damages, to specific performance and injunctive relief and any other appropriate equitable remedies for any such breach.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity.

No failure or delay in exercising any remedy under this Agreement shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other remedy.  This Agreement shall be governed by, and construed in accordance with, the laws of the Barcelona Courts applicable to agreements made and to be performed within the city of Barcelona.  The parties represent and warrant to each other that the individual signing on their respective behalf has been duly authorized and empowered to execute and deliver this Agreement, and the Agreement, when fully signed and delivered, is binding on the Consultant.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties (written or oral) relating to said subject matter.

This Agreement is being executed in multiple copies each of which shall be deemed to be an original, under seal, this 25tht  day of February, 2015.

Bluesence Innovation Group SL

By sd: Terence Robinson Name: Terence Robinson
Title:	Chairman
This Agreement and its terms                                                                           Hereunto Duly Authorized
and conditions are hereby
acknowledged, accepted and
agreed to:

Sergi Vargas Vila

Bysd: Sergi Vargas Vikla
CONSULTANT

ATTCHMENT B -    FORMING PART OF THE CONSULTING AGREEMENT WITH SERGI VARGAS VILA

Schedule of  Distribution of shares of ZD Ventures Corp to The Consultant :

	Date	No. of common shares to be issued
	Upon signing of the Consulting Agreement	66,000
1	March 1, 2015	11,167
2	April 1, 2015	11,167
3	May 1, 2015	11,167
4	June 1, 2015	11,167
5	July 1, 2015	11,167
6	August 1, 2015	11,167
7	Sept. 1, 2015	11,167
8	Oct 1, 2015	11,167
9	Nov. 1, 2015	11,167
10	Dec. 1, 2015	11,167
11	Jan. 1, 2016	11,167
12	Feb 1, 2016	11,167
	TOTAL	200,000

The above shares will not be registered with US Securities and Exchange Commission and the certificate will bear the following legends

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY OTHER STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS, GOVERNING THE OFFER AND SALE OF SECURITIES AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. A NEW CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”

ATTCHMENT C -    FORMING PART OF THE CONSULTING AGREEMENT WITH SERGI VARGAS VILA

Distribution of Common shares of ZD Ventures Corp under Earn-out bonus

	# of common shares to be issued	Date	Minimum gross Revenue in euro
1	200,000	April 1, 2016	€1,250,000 for the year ending March 31, 2016
2	200,000	April 1, 2017	€2,250,000 for the year ending March 31, 2017
3	200,000	April 1, 2018	€3,250,000 for the year ending March 31, 2018
4	200,000	April 1, 2019	€4,250,000 for the year ending March 31, 2019

Minimum Gross Revenue : total amount billed and received minus value of any third party costs recharged.

The number of shares issuable will be reduced proportionately to the shortfall in the minimum gross revenue for any year. However, such a shortfall will be allowed to be carried over to the next year and allotted if the minimum gross revenue for that year exceeds the amount designated as minimum gross revenue for that year plus the shortfall of the previous year.

If the gross revenue exceeds eleven million euros (€11,000,000) in any year, all unearned shares will be immediately due and issuable.

The shares to be issued herein shall be restricted and the relevant certificate will bear restrictive legend as detailed in Attachment B to this consulting agreement